U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 30, 2010

INDUSTRY CONCEPT HOLDINGS, INC.

(Exact name of small business issuer as specified in its charter)

Colorado	000-53099	20-8510684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

4501 E 50th St.

Vernon CA 90058

(Address of principal executive offices)

(323) 585-5281

(Issuer's Telephone Number)

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Effective March 30, 2010 we issued an aggregate of 50,000 “restricted” shares of our Common Stock to three persons/entities in consideration for their extension of secured promissory notes previously issued by us in the aggregate principal amount of $250,000. Repayment of these notes has been extended until May 31, 2010.

We did not receive any proceeds from this issuance. We relied upon the exemption from registration provided by Section4/2 promulgated under the Securities Act of 1933, as amended, to issue these shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2010	INDUSTRY CONCEPT HOLDINGS, INC. By: s/ Greg Lorber________________________ Greg Lorber, Chief Executive Officer

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